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Exhibit 5.1

Consent of Independent Auditor

        We hereby consent to the incorporation by reference in Amendment No. 1 to the registration statement on form F-10 of Golden Star Resources Ltd. (Golden Star) of our report dated February 21, 2017 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of Golden Star, which appears in Golden Star's annual report on Form 40-F for the year ended December 31, 2016, filed with the SEC on March 30, 2017.

(Signed) "PricewaterhouseCoopers LLP"

Chartered Professional Accountants, Licensed Public Accountants

Toronto, Ontario, Canada

September 28, 2017

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  Exhibit 5.1
Consent of Independent Auditor